Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 8, 2002 with respect to the TradeStation Group, Inc. and subsidiaries consolidated financial statements included in TradeStation Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Miami, Florida,
     April 22, 2002.